UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 4, 2011 (February 2, 2011)

                              PEOPLES BANCORP INC.
(Exact name of registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

138 Putnam Street, P.O. Box 738, Marietta, Ohio  45750-0738
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (740) 373-3155

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 2, 2011, Peoples Bancorp Inc. (the “Company”) entered into a Letter Agreement (the “Repurchase Agreement”) with the United States Department of the Treasury (the “Treasury”), pursuant to which the Company repurchased from the Treasury 21,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, each without par value and having a liquidation preference of $1,000 per share (the “Series A Preferred Shares”), for an aggregate purchase price of approximately $21,224,583, which includes a pro rata accrued dividend of approximately $224,583.

On January 30, 2009, the Company issued and sold 39,000 Series A Preferred Shares, together with a warrant to purchase 313,505 of the Company’s common shares, to the Treasury for an aggregate purchase price of $39,000,000 as part of the Treasury’s Troubled Assets Relief Program Capital Purchase Program (the “TARP Capital Purchase Program”), pursuant to a Letter Agreement incorporating the Securities Agreement – Standard Terms (the “Securities Purchase Agreement”), dated January 30, 2009, between the Company and the Treasury.  Following the consummation of the repurchase by the Company of 21,000 Series A Preferred Shares as contemplated by the Repurchase Agreement, the Treasury continues to hold 18,000 Series A Preferred Shares of the Company and the Company’s obligations under the Securities Purchase Agreement and as a participant in the TARP Capital Purchase Program continue in effect.

ITEM 9.01.           FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Not applicable

(b)           Not applicable

(c)           Not applicable

(d)           Exhibits:  The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.                           Description

10.1	Letter Agreement, dated February 2, 2011, between Peoples Bancorp Inc. and the United States Department of the Treasury

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Dated: February 4, 2011	By: /s/	DAVID L. MEAD
David L. Mead
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description	Location
10.1	Letter Agreement, dated February 2, 2011, between Peoples Bancorp Inc. and the United States Department of the Treasury	Filed herewith